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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated December 12, 1996, except for Note 6(1), as to which the date is March 25, 1997, in the Registration Statement (Form S-1) and related Prospectus of United Homes, Inc. for the registration of $6,000,000 of Debentures due March 15, 2005.


                                       Ernst & Young LLP


Chicago, Illinois
August 15, 1997